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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       AUGUST 11, 2000                      Commission file number: 0-22511
(Date of earliest event reported)

                             RF MICRO DEVICES, INC.
             (Exact name of registrant as specified in its charter)

           NORTH CAROLINA                                    56-1733461
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                               7628 THORNDIKE ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9421
                    (Address of principal executive offices)
                                   (Zip code)


                                 (336) 664-1233
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

         On August 11, 2000, RF Micro Devices, Inc. announced that it had completed the private placement of $300 million aggregate principal amount of 3.75% convertible subordinated notes due 2005. The notes will be convertible into RF Micro Devices' common stock at a conversion price of $90.17 per share. The conversion price will be adjusted to $45.085 per share effective at the opening of business on August 28, 2000 to reflect a 2-for-1 common stock split announced on July 25, 2000. The initial purchasers of the notes exercised their option to purchase an additional $50 million principal amount of the notes, thus increasing the size of the transaction from the original $250 million to a total of $300 million. A copy of this press release is attached as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  The following exhibit is filed herewith:

                  Exhibit No.       Description of Exhibit

                        99.1        Press Release dated August 11, 2000




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                RF Micro Devices, Inc.

                                By: /s/ William A. Priddy, Jr.
                                    --------------------------
                                    William A. Priddy, Jr.
                                    Vice President, Finance and Administration
                                    and Chief Financial Officer

Date:    August 11, 2000